                     [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]

                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of our report dated February 12, 1999, which appears on page 38 of the 1998 Annual Report to Shareholders of First BanCorp., which is incorporated by reference in First BanCorp.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

San Juan, Puerto Rico

April 14, 1999